Exhibit 10.46

FIRST AMENDMENT TO
STEMONIX, INC.
2015 STOCK OPTION PLAN

THIS FIRST AMENDMENT TO STEMONIX, INC. 2015 STOCK OPTION PLAN (this “Amendment”) is made effective as of February 17, 2017.

RECITALS

A. StemoniX, Inc., a Minnesota corporation (the “Company”) adopted that certain 2015 Stock Option Plan (the “Plan”) as of May 4, 2015.

B. Section 8 of the Plan permits the Board of Directors of the Company (the “Board”) to amend the Plan.

C. By written action dated February 17, 2017, the Board approved an amendment to the Plan to increase to 677,338 the number of shares issuable under the Plan.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Plan is hereby amended as follows:

1. Shares Subject to Plan. Section 5.3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

Subject to the following provisions of this Section 5.3, the maximum aggregate number of shares of Stock that may be issued and sold under the Plan shall be 677,338 shares. The shares of Stock may be authorized, but unissued, or reacquired Stock.

2. Remaining Terms. Except as expressly set forth in this Amendment, all other terms and provisions of the Plan shall remain in full force and effect.

3. Governing Law. This Amendment and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the internal laws, without regard to the law pertaining to choice or conflict of laws, of the State of Minnesota.

4. Method of Execution. This Amendment may be executed by pdf or other facsimile.

5. Binding Effect. This Amendment shall be binding upon the Company and recipients of awards under the Plan, and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

StemoniX, Inc.

By:	/s/ Yung-Ping Yeh
Name:	Yung-Ping Yeh
Its:	Chief Executive Officer